UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2011

ALL AMERICAN GOLD CORP.
(Exact name of registrant as specified in its charter)

Wyoming	000-54008	26-0665571
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 North High School Road, Suite 203, Indianapolis, Indiana	46214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 317.926.4653

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2011 we entered into an option agreement (the “TAC Agreement”) with TAC Gold Inc. (“TAC”) in regards to the acquisition of a 15% interest in a mineral exploration property known as the “Iowa Canyon” property, located in Lander County, Nevada. TAC holds an underlying option agreement from Minquest Inc. (“Minquest”) to acquire a 100% interest in the property pursuant to a Mineral Property Option Agreement dated April 6, 2010, as amended on April 6, 2011 (collectively the “Underlying Option Agreement”). In consideration of the 15% interest in the Iowa Canyon property, we have paid to TAC the sum of $50,000 concurrently with the execution and delivery of the agreement and are obliged to pay an additional $50,000 within 60 days of the execution and delivery of the agreement in order to avoid default.

Pursuant to the terms of the TAC Agreement, we have assumed 15% of the obligations of TAC under the Underlying Option Agreement with Minquest. These obligations include:

  Making payments in the aggregate amount of $39,000 in annual periodic payments ranging from $4,500 to $10,500, through the seventh anniversary of the Underlying Option Agreement.

  Incurring exploration expenditures in the minimum aggregate amount of $300,000 in annual amounts ranging from $30,000 to $75,000, through the seventh anniversary of the Underlying Option Agreement.

  Reimbursing TAC in cash in an amount equal to 15% of the weighted average trading price multiplied by the number of TAC shares that are issued to Minquest pursuant to the Underlying Option Agreement. TAC is required to make share issuances in the aggregate of 825,000 shares to Minquest under the terms of the Underlying Option Agreement from time to time over the term of the agreement. The common shares of TAC are listed for trading on the Canadian National Stock Exchange.

Pursuant to TAC Agreement we will also have the option to acquire an additional 25% interest in the Iowa Canyon property by paying an additional $3,000,000 to TAC no later than 60 days prior to the expiry of the one year anniversary of the agreement. If this additional option is exercised, we will assume the following obligations of TAC under its Underlying Option Agreement with Minquest:

  Making payments in the aggregate amount of $96,500 in annual installments ranging from $4,500 to $28,000, through the seventh anniversary of the Underlying Option Agreement .

  Incurring exploration expenditures in the aggregate amount of a minimum of $750,000 in annual amounts ranging from $30,000 to $200,000, through the seventh anniversary of the Underlying Option Agreement.

If the additional option is not exercised within the above time period, TAC has until one year following our acquisition of the15% interest to repurchase that interest by reimbursing to us the costs of any exploration expenditures and the dollar value of the share considerations incurred plus 10%.

Iowa Canyon Project

The property is located in Lander County, Nevada in Sections 25, 26, 35 and 36, Township 23 North, Range 44 East, and Sections 19, 30 and 31, Township 23 North, Range 45 East; approximately 30 miles southeast of the Cortez Hills deposit and 20 miles southwest of the Cove-McCoy mine at the south end of the Carico Lake Valley. It is easily accessible via paved highways, gravel roads and dirt roads. The Iowa Canyon property consists of 155 unpatented mining claims covering about 5 square miles. Several small internal claims groups of foreign ownership exist within the claim boundaries, but do not impact the majority of the targets.

The area has documented historic production of fluorite, turquoise and placer gold. Exploration for barite, molybdenum and disseminated gold is relatively new, occurring within the past 20 years. Recent exploration efforts have discovered multiple episodes of precious metals mineralization over a district-wide scale (nine square miles). Gold is hosted in a variety of rock types including silicified Tertiary volcanic and volcanoclastic sediments, quartz veins, quartz stockwork zones, carbon-rich Paleozoic sediments, and as jasperoid replacements of lower plate calcareous sediments. The host rocks are structurally prepared, permeable and\or adjacent to dikes and sills that acted as conduits for mineralizing fluids. Late stage mineralization in the form of gold-silver-arsenic-antimony-mercury is zoned outward from a porphyritic quartz monzonite stock of late Cretaceous age. The stock is responsible for early stage molybdenum-tungsten-fluorite and gold mineralization. Gold and molybdenum are also disseminated within possible Eocene age felsic to mafic dikes and sills associated with northeast and northwest trending faults.

Previous work conducted in the 1980’s and 90’s by Echo Bay, Hemlo Gold, North Mining, Rio Algom and Carlin Mining identified gold and silver bearing zones within upper and lower plate sediments and Tertiary tuffs and conglomerates. Lower plate rocks believed to be Hanson Creek Formation have been encountered in both outcrop and in drilling on the north, east and west portions of the project.

Historic Activity

Modern gold exploration was initiated in the early 1980’s when Marathon Oil identified the Chem Hill prospect. Mines Management leased the project in 1985 from Marathon and drilled 20 holes, 15 of which were on Chem Hill. Echo Bay leased the project from Mines Management in 1990 and drilled an additional 12 holes attempting to expand the resource. This work expanded the footprint of the mineralized zone. Kennecott, through a grubstake with Brancote Minerals U.S. identified gold and silver mineralization hosted in upper and lower plate sediments south of the Echo Bay discovery. After Kennecott pulled out of the project, Hemlo Gold acquired the southern portion of the property exploring the area from 1992 to 1996. During this period Hemlo personnel identified at least 8 areas of anomalous gold through detailed mapping, collection of 1200 rock samples, 700 soil samples and 130 stream samples. This program culminated in seventeen widely spaced RC drill holes for a total of 12,140 feet. Although no significant resource was identified, anomalous to ore grade gold was intersected in 5 of the 17 holes. During this same period North Mining leased and drilled the Chem area. Eighteen holes were completed for a total of 9,045 feet. North’s holes were widely spaced within the pediment around Chem Hill. The drilling identified several areas of covered alteration and mineralization. Carlin Gold drilled an additional 12 holes for 6,212 feet, testing three areas within the pediment. Significantly, five holes with anomalous gold drilled by Carlin were all located along the northwest trend between Chem Hill and Jasperoid Hill within the confines of the company’s property position.

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On September 14, we received the resignation of Ma Cheng Ji as a director of the Corporation. Mr. Ma’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise but rather as a result of the Corporation no longer being involved in operations in China and other personal and business reasons.

As of the date of this periodic report, our Board of Directors is comprised of Messrs. Brent Welke and Dr. Gaspar R. Gonzalez.

Item 9.01 Financial Statements and Exhibits

10.01	Mining Option Agreement between All American Gold Corp. and TAC Gold, Inc. dated September 9, 2011
10.02	Underlying Mineral Property Option Agreement between TAC Gold Corporation and Minquest, Inc. dated April 6, 2010
10.03	Amendment to Mineral Property Option Agreement between TAC Gold Corporation and Minquest, Inc. dated April 6, 2011
10.04	News Release issued and dated September 15 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GOLD CORP.

/s/ “Brent Welke”
Brent Welke

President, Secretary, CEO and Director

Date: September 15, 2011